UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES

EX-10.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Financial Officer
On May 14, 2015, Aviat Networks, Inc. (the “Company”) announced the appointment of Ralph S. Marimon as the Company’s Senior Vice President and Chief Financial Officer. Mr. Marimon’s employment with the Company will commence on May 26, 2015.
Before joining the Company, Mr. Marimon, age 58, served as Vice President, Finance and Chief Financial Officer of QuickLogic Corporation (“QuickLogic”), a provider of ultra-low power, customizable semiconductor solutions for smartphone, tablet, wearable, and mobile enterprise OEMs, since 2008. Prior to QuickLogic, Mr. Marimon served as Chief Financial Officer within a variety of organizations including Anchor Bay Technologies, Inc., Tymphany Corporation, and Scientific Technologies Incorporated. From 1999 to 2003, he served at Com21 Corporation (“Com21”), a global supplier of system solutions for the broadband access market, where he was promoted from Corporate Controller to Vice President of Finance and Chief Financial Officer. Prior to Com21, Mr. Marimon was at KLA-Tencor Corporation for 11 years in a variety of senior executive financial management positions. Mr. Marimon holds a Master of Management degree in finance and accounting from Northwestern University and a BA degree in economics from the University of California, Los Angeles.
The Company entered into an employment agreement with Mr. Marimon in connection with his appointment as Senior Vice President and Chief Financial Officer. The Company may terminate Mr. Marimon’s employment without cause at any time and Mr. Marimon may terminate his employment with the Company with at least 10 business days’ notice to the Company.
The employment agreement provides for an annual base salary of $300,000, subject to annual review and adjustment by the Company’s Board of Directors (the “Board”). Starting in the Company’s fiscal year 2016, Mr. Marimon will be eligible to participate in the Company’s Annual Incentive Plan with a target annual bonus of 65% of base salary, based upon achievement of the same performance objectives, floors and caps determined by the Board for the Annual Incentive Plan for executives generally.
Mr. Marimon will also be eligible to participate in the Company’s Long-Term Incentive Program with a target value of 65% of base salary as determined by the Board.
Mr. Marimon will also receive a one-time award of 100,000 shares of restricted stock with a four-year vesting period (25%/25%/25%/25%), with the first applicable vesting date for such awards on the first anniversary of his start date and additional vesting on each anniversary of such date thereafter.
In the event that Mr. Marimon resigns from the Company without “good reason” or Mr. Marimon’s employment is terminated by the Company for “cause,” each as defined in the employment agreement, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment. If Mr. Marimon’s employment is terminated by reason of death, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of such termination, except that his estate will receive a pro rata portion of any short-term incentive bonus that he would have earned during the incentive bonus period in which his employment terminates.
If Mr. Marimon’s employment is terminated by the Company without cause or in connection with a long-term disability, or if Mr. Marimon resigns from his employment for good reason, Mr. Marimon will be entitled to the following severance benefits as long as he signs a general release in favor of the Company:

•	all compensation and benefits that are earned but unpaid through the date of termination;

•	monthly severance payments at Mr. Marimon’s final base salary rate for a period of 12 months following such termination;

•	payment of premiums necessary to continue group health insurance under COBRA for a period of up to 12 months following such termination;

•	the prorated portion of any incentive bonus that Mr. Marimon would have earned, if any, during the incentive bonus period in which Mr. Marimon’s employment terminates;

•
with respect to any stock options or other equity-related awards, vesting will cease upon Mr. Marimon’s termination date, but he will be entitled to purchase any vested shares of stock that are subject to options until the earlier of (1) 12 months following the termination date; or (2) the date on which the applicable options expire; and

•	reasonable outplacement assistance selected and paid for by the Company.

If, within 18 months following any “change of control” (as defined in the employment agreement), Mr. Marimon is terminated by the Company without cause or if he resigns from his employment for good reason and signs a release in favor of the Company, he will be entitled to the severance benefits and payments described above. In addition, Mr. Marimon will receive a payment (in lieu of the payment described in the fourth bullet above) equal to the greater of (1) the average of the annual incentive bonus payments received by him, if any, for the previous three years; and (2) his target incentive bonus for the year in which his employment terminates. The Company will also accelerate the vesting of all unvested stock options and all other then-unvested equity-related awards that vest based solely on continued employment.
Mr. Marimon is subject to non-compete provisions during the term of the employment agreement and non-solicitation covenants during the term of his employment agreement and for 12 months after his employment terminates.
Mr. Marimon does not have a family relationship with any of the officers or directors of the Company.
There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
Departure of Interim Chief Financial Officer
Michael Shahbazian, who had been serving as the Company’s Interim Chief Financial Officer, will conclude his employment with the Company on May 15, 2015.
Item 8.01. Other Events.
On May 14, 2015, the Company issued a press release regarding the appointment of Mr. Marimon. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1     Employment Agreement, dated April 29, 2015, between Aviat Networks, Inc., and Ralph S. Marimon.
99.1     Press Release issued by Aviat Networks, Inc. on May 14, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: May 14, 2015	By:	/s/ Michael Pangia
		Name:	Michael Pangia
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1	Employment Agreement, dated April 29, 2015, between Aviat Networks, Inc. and Ralph S. Marimon.

99.1	Press Release issued by Aviat Networks, Inc. on May 14, 2015.